SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 17


74U.  1  Number of shares outstanding (000's Omitted)
         Class A                                                      2,173
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                        536
         Class C                                                        470
         Class R                                                         15
         Institutional Class                                              1

74V.  1  Net asset value per share (to nearest cent)
         Class A                                                     $14.38
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                     $14.08
         Class C                                                     $14.09
         Class R                                                     $14.31
         Institutional Class                                         $14.51